EXHIBIT 99.2

                              NEWS RELEASE


FOR FURTHER INFORMATION CONTACT:

Michael D. James                                 FOR IMMEDIATE RELEASE
Tel  402-331-3727
Fax  402-331-4834

                        AMCON CLOSES PURCHASE OF MARCUS

Omaha, NE, October 24, 1997 -- AMCON Distributing Company (NASDAQ: DIST) and Marcus Distributors, Inc. of St. Louis, Missouri announced the closing of their previously announced agreement for AMCON to purchase the distribution business of Marcus. Terms of the purchase arrangement were not disclosed.

Marcus previously operated as a wholesale distributor of consumer products consisting primarily of candy and tobacco products. Marcus's sales territory includes Illinois, Indiana, Missouri and Tennessee. The addition of the Marcus operation is expected to boost AMCON's annual revenues to over $200 million.

Omaha-based AMCON is a leading wholesale distributor of consumer products including beverages, candy, cigarettes, food service, groceries and health and beauty care products through eight distribution centers located in Kansas, Missouri, Nebraska, North Dakota, South Dakota and Wyoming.


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